FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (this "Amendment") is dated as of this 4th day of October 2002 and entered into by and among GATEWAY INTERNATIONAL HOLDINGS, INC., a Nevada corporation (the "Parent"), GWIH ACQUISITION CORP., a Nevada corporation (the "Sub"), BECHLER CAMS, INC., a California corporation (the "Company") and DANIEL LENNERT and LAURA STEARMAN (collectively, the "Shareholders"). Capitalized terms used herein shall have the meanings ascribed to them in the Merger Agreement, unless otherwise defined.

                                    RECITALS

         A. The parties hereto desire to amend that certain Agreement and Plan of Reorganization, entered into as of March 31, 2002 (the "Merger Agreement"), by and between Parent, Sub, the Company and the Shareholders.

         NOW, THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Merger Agreement. Section 1.2 of the Merger Agreement is deleted
   -----------------------------
in its entirety and replaced by the following:

                  "1.2 Merger  Consideration.  As  consideration  for the Merger
                       ---------------------
(the  "Merger  Consideration"),  Parent  shall  issue  to  the  Shareholders  an
       ---------------------
aggregate of Eleven Million Eight Hundred Thirty-Seven Thousand Five Hundred (11,837,500) shares of Parent common stock, $0.001 par value (the "Parent Common
                                                                   -------------
Stock")."
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2. Merger Agreement in Effect.  Except as hereby amended by this Amendment,  all
   --------------------------
of the terms and provisions of the Merger Agreement shall remain in full force and effect.

3.  Counterparts.  This  Amendment may be executed in one or more  counterparts,
    ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4. Choice of Law. This Amendment shall be construed,  interpreted and the rights
   -------------
of the parties determined in accordance with the internal laws of the State of California applicable to contracts executed, delivered and fully performed within the State of California, except with respect to matters of law concerning the internal affairs of any entity (corporate or partnership) which is a party to or the subject of this Amendment, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their respective behalf, by their respective officers thereunto authorized, all as of the day and year first above written.

                                    "Company"

                                    BECHLER CAMS, INC.,
                                    a California corporation


                                    By: /s/ Daniel Lennert
                                       -----------------------------------------
                                    Name:   Daniel Lennert
                                         ---------------------------------------
                                    Its:    President
                                        ----------------------------------------

                                    "Parent"

                                    GATEWAY INTERNATIONAL HOLDINGS, INC.
                                    a Nevada corporation


                                    By: /s/ Larry Consalvi
                                       -----------------------------------------
                                    Name:   Larry Consalvi
                                         ---------------------------------------
                                    Its:    President & CEO
                                        ----------------------------------------


                                    "Sub"

                                    GWIH ACQUISITION CORP.,
                                    a Nevada corporation


                                    By:  /s/ Larry Consalvi
                                       -----------------------------------------
                                    Name:    Larry Consalvi
                                         ---------------------------------------
                                    Its:     President
                                        ----------------------------------------


                                    "Shareholders"



                                     /s/ DANIEL LENNERT
                                    --------------------------------------------
                                         Daniel Lennert


                                    /s/ LAURA STEARMAN
                                    --------------------------------------------
                                        Laura Stearman